Exhibit 99.1

For Further Information, Contact:
Quality Systems, Inc.	Susan J. Lewis
18111 Von Karman Avenue, Suite 700	Phone: (303) 804-0494
Irvine, CA 92612	slewis@qsii.com
Phone: (949) 255-2600
Paul Holt, CFO, pholt@qsii.com

FOR IMMEDIATE RELEASE

    JANUARY 26, 2012

QUALITY SYSTEMS, INC. REPORTS RECORD FISCAL 2012 THIRD QUARTER RESULTS

IRVINE, Calif. … January 26, 2012 …Quality Systems, Inc. (NASDAQ:QSII) announced today results for its fiscal 2012 third quarter ended December 31, 2011.

The Company reported record net revenues of $112.8 million for the fiscal 2012 third quarter, an increase of 23 percent when compared with $91.9 million for the fiscal 2011 third quarter. Net income for the fiscal 2012 third quarter reached a record $21.1 million, up 20 percent versus $17.5 million for the same period a year ago. Fully diluted earnings per share were $0.36 in the third quarter of fiscal 2012, versus $0.30 for the fiscal 2011 third quarter, up 20 percent.

“The record fiscal 2012 third quarter results can be attributed to the continued adoption of electronic health records by physicians, medical groups and hospitals. As the momentum continues and more practices transition to electronic-based solutions, Quality Systems is capturing additional market share. We now have entered the second year of the five-year stimulus period, which appears to be the most aggressive in terms of healthcare information technology adoption. Our quarterly results are indicative of the continued acceptance of our innovative solutions throughout the marketplace and across physician practices, small hospitals and dental groups,” noted Steven T. Plochocki, Quality Systems’ chief executive officer.

Quality Systems also announced that the Company’s Board of Directors declared a quarterly cash dividend of Seventeen and One-Half Cents ($0.175) per share on the Company’s outstanding shares of Common Stock, payable to shareholders of record as of Tuesday, March 20, 2012 with an anticipated distribution date of April 5, 2012. The $0.175 per share cash dividend is consistent with the Company’s current policy to pay a regular quarterly dividend on the Company’s outstanding shares of Common Stock, subject to Board review and approval.

Quality Systems will host a conference call to discuss its fiscal 2012 third quarter results on Thursday, January 26, 2012 at 10:00 AM ET (7:00 AM PT). All participants should dial 877-941-6010 at least ten minutes prior to the start of the call. International callers should dial 480-629-9772. To hear a live Web simulcast or to listen to the archived webcast following completion of the call, please visit the Company’s website at www.qsii.com, click on the “Investors” tab, then select “Conference Calls,” to access the link to the call. To listen to a telephone replay of the conference call, please dial 800-406-7325 or 303-590-3030 and enter reservation identification number 4507957. The replay will be available from approximately 12:00 PM ET on Thursday, January 26, 2012, through 11:59 PM ET on Thursday, February 2, 2012.

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Quality Systems, Inc.

Fiscal 2012 Third Quarter Results

A transcript of the conference call will be made available on the Company’s website at www.qsii.com.

About Quality Systems, Inc.

Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare subsidiary develop and market computer-based practice management, electronic health records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices and small hospitals. Visit www.qsii.com and www.nextgen.com for additional information.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events, developments, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue and net income). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements are set forth in Part I, Item A of our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2011, including but not limited to: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company’s ability or inability to attract and retain qualified personnel; possible regulation of the Company’s software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods’ financial statements; and general economic conditions. A significant portion of the Company’s quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company’s revenues and operating results are very difficult to forecast. A major portion of the Company’s costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company’s period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

FINANCIAL TABLES ATTACHED

QUALITY SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS)

(UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2011	2010	2011	2010
Revenues:
Software, hardware and supplies	$35,074	$29,675	$95,845	$74,806
Implementation and training services	6,555	4,262	18,121	13,069

System sales	41,629	33,937	113,966	87,875
Maintenance	36,245	27,908	102,961	80,973
Electronic data interchange services	12,101	10,360	36,178	30,266
Revenue cycle management and related services	11,147	11,496	34,170	33,443
Other services	11,643	8,170	33,566	23,698

Maintenance, EDI, RCM and other services	71,136	57,934	206,875	168,380

Total revenues	112,765	91,871	320,841	256,255

Cost of revenue:
Software, hardware and supplies	4,622	5,667	13,423	16,575
Implementation and training services	5,994	3,677	15,119	10,142

Total cost of system sales	10,616	9,344	28,542	26,717
Maintenance	4,412	3,381	12,260	10,073
Electronic data interchange services	7,890	6,908	23,816	20,390
Revenue cycle management and related services	8,405	8,715	25,687	25,082
Other services	7,011	3,981	18,977	12,054

Total cost of maintenance, EDI, RCM and other services	27,718	22,985	80,740	67,599

Total cost of revenue	38,334	32,329	109,282	94,316

Gross profit	74,431	59,542	211,559	161,939
Operating expenses:
Selling, general and administrative	33,096	27,958	94,651	79,025
Research and development costs	8,277	5,358	22,462	16,046
Amortization of acquired intangible assets	543	445	1,545	1,237

Total operating expenses	41,916	33,761	118,658	96,308

Income from operations	32,515	25,781	92,901	65,631
Interest income	55	55	212	244
Other income (expense), net	(218)	—	(400)	59

Income before provision for income taxes	32,352	25,836	92,713	65,934
Provision for income taxes	11,247	8,305	32,129	22,881

Net income	$21,105	$17,531	$60,584	$43,053

Net income per share:
Basic	$0.36	$0.30	$1.03	$0.74
Diluted	$0.36	$0.30	$1.03	$0.74
Weighted average shares outstanding:
Basic	58,847	57,956	58,623	57,872
Diluted	59,128	58,280	58,943	58,182
Dividends declared per common share	$0.175	$0.15	$0.525	$0.45

QUALITY SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	December 31,	March 31,
	2011	2011
ASSETS
Current assets:
Cash and cash equivalents	$129,046	$116,617
Restricted cash	2,166	3,787
Marketable securities	1,086	1,120
Accounts receivable, net	159,555	139,772
Inventories	3,194	1,933
Income taxes receivable	5,053	—
Deferred income tax assets, net	10,466	10,397
Other current assets	8,664	8,768

Total current assets	319,230	282,394
Equipment and improvements, net	16,234	12,599
Capitalized software costs, net	18,733	15,150
Intangibles, net	24,585	16,890
Goodwill	58,445	46,721
Other assets	4,629	4,932

Total assets	$441,856	$378,686

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,083	$6,686
Deferred revenue	90,617	76,695
Accrued compensation and related benefits	10,996	10,247
Income taxes payable	—	3,530
Dividends payable	10,305	10,162
Other current liabilities	18,209	29,316

Total current liabilities	138,210	136,636
Deferred revenue, net of current	1,127	1,099
Deferred income tax liabilities, net	11,384	11,384
Deferred compensation	3,125	2,488
Other noncurrent liabilities	5,536	2,409

Total liabilities	159,382	154,016
Commitments and contingencies
Shareholders’ equity:
Common stock
$0.01 par value; authorized 100,000 shares; issued and outstanding 58,901 and 58,068 shares at December 31, 2011 and March 31, 2011, respectively	589	580
Additional paid-in capital	161,007	132,969
Retained earnings	120,878	91,121

Total shareholders’ equity	282,474	224,670

Total liabilities and shareholders’ equity	$441,856	$378,686